Exhibit 99.1

For immediate release:

Media Contact:	Investor Contact:
Matt Schuler	Matt Lougee
mschuler@ddr.com	mlougee@ddr.com
216.755.5500	216.755.5500

DDR REPORTS OPERATING FFO PER DILUTED SHARE OF $1.16

FOR THE YEAR ENDED DECEMBER 31, 2014

BEACHWOOD, OHIO, February 11, 2015 – DDR Corp. (NYSE: DDR) today announced operating results for the fourth quarter and year ended December 31, 2014.

Significant Fourth Quarter Activity

•	Generated Operating FFO of $0.31 per diluted share, a 6.9% increase from the fourth quarter of 2013

•	Executed 327 new leases and renewals for 1.8 million square feet

•	Increased the U.S. portfolio leased rate by 10 basis points to 95.7% from 95.6% at September 30, 2014

•	Generated new leasing spreads of 25.0% on a pro rata basis, and renewal leasing spreads of 7.2% on a pro rata basis

•	Generated same store net operating income growth of 3.0% on a pro rata basis compared to the prior year

•	Closed on a new unconsolidated joint venture with Blackstone that acquired a portfolio of 70 shopping centers with a total cost of $1.93 billion

•	Acquired sole ownership of one power center, from an existing joint venture, for $15 million at DDR’s share

•	Liquidated two joint ventures containing 23 assets

•	Sold $591 million of assets; DDR’s pro rata gross proceeds were $258 million

•	Issued $500 million, 3.625% senior unsecured notes due February 2025 in January 2015

2014 Year-end Highlights

•	Generated Operating FFO of $1.16 per diluted share for the full year 2014, an increase of 4.5% compared to 2013

•	Executed 1,411 new leases and renewals for 10.6 million square feet in 2014

•	Increased the U.S. portfolio leased rate by 70 basis points from 95.0% at December 31, 2013

•	Generated new leasing spreads for the full year 2014 of 22.2% on a pro rata basis, and renewal leasing spreads of 7.7% on a pro rata basis.

“We are pleased to announce another quarter of strong results and we remain confident that we are well-positioned and excited about the opportunity ahead,” commented David J. Oakes, president and chief executive officer of DDR.

Financial Highlights

•	Fourth quarter operating funds from operations attributable to common shareholders (“Operating FFO”) increased $7.7 million to $112.2 million, or $0.31 per diluted share, compared to $104.5 million, or $0.29 per diluted share, for the prior-year comparable period.

•	Operating FFO for the year ended December 31, 2014, increased to $420.4 million, or $1.16 per diluted share, compared to $366.7 million or $1.11 per diluted share, for the prior year.

•	Fourth quarter net loss attributable to common shareholders was $16.3 million, or $0.05 per diluted share, which compares to net income of $0.6 million, or $0.00 per diluted share, for the prior-year comparable period.

•	Net income attributable to common shareholders for the year ended December 31, 2014, was $91.3 million, or $0.25 per diluted share, which compares to net loss of $43.1 million or $0.14 per diluted share, for the prior year.

Significant Fourth Quarter and Year-End Operating Activity

•	Executed 576 new leases totaling 2.9 million square feet at positive spreads of 22.2% on a pro rata basis, of which 140 new leases aggregating 0.6 million square feet at positive spreads of 25.0% on a pro rata basis were executed in the fourth quarter

•	Executed 835 renewal leases totaling 7.7 million square feet at positive spreads of 7.7% on a pro rata basis, of which 187 renewal leases totaling 1.2 million square feet at positive spreads of 7.2% on a pro rata basis were executed in the fourth quarter

•	The U.S. annualized base rent per occupied square foot was $13.91 at December 31, 2014 as compared to $13.35 at December 31, 2013, and increase of 4.2%.

Significant Fourth Quarter Transactional Activity

•	In October, acquired a portfolio of 70 shopping centers with joint venture partner, Blackstone, for $1.93 billion or $376 million at the Company’s share. The Company’s investment includes $20 million of common equity, $62 million of newly financed and debt assumed at our share, and $300 million in preferred equity with a fixed dividend rate of 8.5%.

•	Sold 12 consolidated operating shopping centers totaling 2.0 million square feet and seven land parcels generating gross proceeds of $214.4 million. A net gain of $22.1 million was recorded related to these sales.

•	Sold 29 unconsolidated joint venture operating shopping centers, totaling 3.8 million square feet, generating gross proceeds of $376.2 million, of which the Company’s pro rata share was $48.6 million. An aggregate net gain of approximately $26.8 million was recorded related to these asset sales, of which the Company’s pro rata share was $4.2 million.

•	Included in unconsolidated joint venture sale proceeds is the substantial liquidation of the Company’s interests in two joint ventures as all of the underlying assets owned by the joint ventures were sold.

2015 Guidance

•	There has been no change in Operating FFO per share guidance since the initial release on January 7, 2015. The Company continues to estimate Operating FFO for 2015 between $1.20 and $1.25 per diluted share.

Non-GAAP Disclosures

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described below. The Company computes FFO in accordance with the NAREIT definition. Other real estate companies may calculate FFO and Operating FFO in a different manner. Operating FFO is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented herein.

Safe Harbor

DDR Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended and year ended December 31, 2014. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2013, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

About DDR Corp.

DDR is an owner and manager of 415 value-oriented shopping centers representing 118 million square feet in 41 states and Puerto Rico. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the Company is available at www.ddr.com, as well as on Twitter, LinkedIn and Facebook.

Conference Call and Supplemental Information

A copy of the Company’s Supplemental package is available upon request to Brooke Vanek at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, February 12, 2015, at 10:00 a.m. Eastern Time. To participate, please dial 877.703.6107 (domestic) or 857.244.7306 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 16795709. The conference call webcast will be recorded and available for replay through the Investors portion of DDR’s website, http://ir.ddr.com/events.cfm.

DDR Corp.

Income Statement: Consolidated Interests

$ in thousands, except per share
	4Q14	4Q13	12M14	12M13
Revenues:
Minimum rents (1)	$181,081	$165,996	$688,556	$563,098
Percentage rent	2,459	2,591	5,231	5,650
Recoveries	59,040	56,267	230,987	186,672
Ancillary income	5,824	7,603	24,288	28,108
Other revenues (2)	153	242	4,706	6,246

	248,557	232,699	953,768	789,774
Expenses (3):
Operating and maintenance	35,355	35,854	142,336	129,952
Real estate taxes	34,729	33,407	138,771	109,227

	70,084	69,261	281,107	239,179

Net operating income	178,473	163,438	672,661	550,595

Other income (expense):
Fee income	8,211	8,966	31,907	40,161
Interest income	6,989	3,173	15,927	23,541
Interest expense (4)	(61,014)	(59,846)	(237,120)	(214,370)
Depreciation and amortization	(106,732)	(103,656)	(402,825)	(296,560)
General and administrative (5)	(25,606)	(20,432)	(84,484)	(79,556)
Other income (expense), net (6)	(1,221)	(3,121)	(12,262)	(6,408)
Impairment charges (7)	(11,055)	(442)	(29,175)	(19,044)

Loss before earnings from equity method investments and other items	(11,955)	(11,920)	(45,371)	(1,641)
Equity in net income of joint ventures	748	1,276	10,989	6,819
Impairment of joint venture investments	(21,552)	(980)	(30,652)	(980)
Gain on sale and change in control of interests, net	183	18,840	87,996	19,906
Income (loss) from discontinued operations (8)	21,471	334	89,398	(31,267)
Tax expense	(742)	(223)	(1,855)	(2,685)
Gain on disposition of real estate, net of tax	415	120	3,060	467

Net (loss) income	(11,432)	7,447	113,565	(9,381)
Non-controlling interests (9)	732	(237)	3,717	(794)

Net (loss) income attributable to DDR	(10,700)	7,210	117,282	(10,175)
Write-off of preferred share original issuance costs	0	0	(1,943)	(5,246)
Preferred dividends	(5,594)	(6,608)	(24,054)	(27,721)

Net (loss) income attributable to Common Shareholders	(16,294)	602	91,285	(43,142)

FFO:
Net (loss) income attributable to common shareholders	(16,294)	602	91,285	(43,142)
Depreciation and amortization of real estate investments	105,887	107,158	410,172	314,720
Equity in net income of joint ventures	(748)	(1,276)	(10,989)	(6,819)
Joint ventures’ FFO	5,836	12,306	30,344	49,409
Non-controlling interests (OP units)	223	54	732	215
Impairment of depreciable real estate	7,555	5,361	19,412	69,597
Gain on disposition of depreciable real estate, net	(21,565)	(4,042)	(181,319)	(11,459)

FFO attributable to Common Shareholders	80,894	120,163	359,637	372,521
Non-operating items, net (10)	31,311	(15,667)	60,756	(5,854)

Operating FFO	$112,205	$104,496	$420,393	$366,667

FFO per share – Diluted (11)	$0.22	$0.33	$1.00	$1.13
Operating FFO per share – Diluted (11)	$0.31	$0.29	$1.16	$1.11

DDR Corp.

Balance Sheet: Consolidated Interests

$ in thousands	At Year End
	4Q14	4Q13
Assets:
Land	$2,208,468	$2,209,970
Buildings	7,087,040	6,949,440
Fixtures and tenant improvements	645,035	599,221

	9,940,543	9,758,631
Less: Accumulated depreciation	(1,909,585)	(1,823,199)

	8,030,958	7,935,432
Land held for development and construction in progress	395,242	452,980
Real estate held for sale, net	0	12,670

Real estate, net	8,426,200	8,401,082

Investments in and advances to joint ventures	414,848	448,008
Cash	20,937	86,664
Restricted cash	11,375	33,476
Notes receivable, net	56,245	78,338
Receivables, including straight-line rent, net	132,661	129,513
Other assets, net (12)	479,629	515,992

Total Assets	9,541,895	9,693,073

Liabilities and Equity:
Revolving credit facilities	29,009	29,133
Unsecured debt	2,765,893	2,754,120
Unsecured term loan	350,000	350,000
Mortgage and other secured debt	2,089,805	2,161,421

	5,234,707	5,294,674
Dividends payable	61,468	55,107
Other liabilities (13)	448,192	415,413

Total Liabilities	5,744,367	5,765,194

Preferred shares	350,000	405,000
Common shares	36,071	35,938
Paid-in-capital	5,438,778	5,417,363
Accumulated distributions in excess of net income	(2,047,212)	(1,915,638)
Deferred compensation obligation	16,609	16,702
Accumulated other comprehensive income	(7,352)	(36,493)
Less: Common shares in treasury at cost	(16,646)	(18,211)
Non-controlling interests	27,280	23,218

Total Equity	3,797,528	3,927,879

Total Liabilities and Equity	$9,541,895	$9,693,073

DDR Corp.

Income Statement: Unconsolidated Interests at 100%

$ in thousands
	4Q14	4Q13	12M14	12M13
Revenues:
Minimum rents	$99,018	$102,346	$359,140	$459,666
Percentage rent	858	860	1,909	2,234
Recoveries	27,256	20,566	91,917	106,642
Other revenues	1,700	18,981	32,798	67,391

	128,832	142,753	485,764	635,933
Expenses:
Operating and maintenance	28,810	31,757	112,800	142,910
Real estate taxes	17,040	12,275	54,891	67,919

	45,850	44,032	167,691	210,829

Net operating income	82,982	98,721	318,073	425,104

Other income (expense):
Interest expense	(42,306)	(47,053)	(171,803)	(204,893)
Depreciation and amortization	(44,485)	(41,523)	(151,651)	(201,021)
Impairment charges	(20,983)	(643)	(21,583)	(43,913)
Tax expense	0	(7,254)	(6,565)	(27,553)
Other expense, net	(15,285)	(41)	(18,249)	(2,298)

	(123,059)	(96,514)	(369,851)	(479,678)
(Loss) income from continuing operations	(40,077)	2,207	(51,778)	(54,574)
Income (loss) from discontinued operations	3,151	(28,289)	(13,955)	(65,951)
Gain (loss) on disposition of discontinued operations, net	26,797	7,944	55,020	(19,190)
Gain on disposition of real estate, net	6,283	0	10,116	794

Net loss	(3,846)	(18,138)	(597)	(138,921)
Non-controlling interests	0	(6,290)	(2,022)	(26,005)

Net loss attributable to unconsolidated joint ventures	(3,846)	(24,428)	(2,619)	(164,926)
Depreciation and amortization of real estate investments	46,647	45,726	164,668	226,635
Impairment of depreciable real estate	20,983	26,729	32,675	93,166
(Gain) loss on disposition of depreciable real estate, net	(33,080)	(7,944)	(65,045)	18,711

FFO	30,704	40,083	129,679	173,586
FFO at DDR’s ownership interests	5,836	12,306	30,344	49,409
Operating FFO at DDR’s ownership interests	6,771	12,087	31,414	48,500

Net (loss) income at DDR’s ownership interests	(264)	(1,014)	9,218	3,314
Basis differences	1,012	2,290	1,771	3,505

Equity in net income of joint ventures	$748	$1,276	$10,989	$6,819

DDR Corp.

Balance Sheet: Unconsolidated Interests at 100%

$ in thousands	At Year End
	4Q14	4Q13
Assets:
Land	$1,439,849	$1,275,232
Buildings	3,854,585	3,940,806
Fixtures and tenant improvements	200,696	266,851

	5,495,130	5,482,889
Less: Accumulated depreciation	(773,256)	(839,867)

	4,721,874	4,643,022
Land held for development and construction in progress	55,698	116,088

Real estate, net	4,777,572	4,759,110
Cash and restricted cash	100,812	282,866
Receivables, including straight-line rent, net	80,508	101,003
Other assets, net	394,751	196,615

Total Assets	5,353,643	5,339,594

Liabilities and Equity:
Mortgage debt	3,552,764	3,282,643
Notes and accrued interest payable to DDR	144,831	127,679
Other liabilities	276,998	245,368

Total Liabilities	3,974,593	3,655,690

Redeemable preferred equity	305,310	71,771
Accumulated equity	1,073,740	1,612,133

Total Liabilities and Equity	$5,353,643	$5,339,594

DDR Corp.

Financial Statements: Footnotes

$ in millions, except per share
Includes discontinued operations		4Q14	4Q13	12M14	12M13

(1)	Minimum rents:
	Straight-line rent, net	$1.9	$1.4	$5.9	$5.6
	Below-market rent, net	0.4	(0.1)	1.3	0.1
	Ground lease revenue	9.2	8.4	33.7	26.5

(2)	Other revenues:
	Lease termination fees	0.0	0.1	4.1	6.3
	Other miscellaneous	0.1	0.2	0.6	0.6

(3)	Operating expenses:
	Recoverable expenses (excludes discontinued operations)	(64.6)	(60.6)	(253.9)	(205.7)
	Non-recoverable expenses (excludes discontinued operations)	(5.5)	(8.6)	(27.2)	(33.5)
	Straight-line ground rent expense	(0.3)	(0.3)	(1.1)	(1.2)
	Expensed costs of suspended developments	(0.5)	(0.3)	(1.3)	(2.0)

(4)	Non-cash interest expense:
	Convertible debt accretion	(2.9)	(2.8)	(11.4)	(10.8)
	Debt fair value amortization	5.4	4.2	17.9	6.7
	Loan cost amortization	(2.5)	(3.1)	(12.0)	(12.1)
	Interest expense (capitalized)	2.0	2.0	8.7	8.8

(5)	General and administrative expenses:
	Executive separation charges	(5.4)	0.0	(5.6)	(0.7)
	Stock compensation expenses	(1.9)	(1.8)	(7.7)	(7.4)
	Internal leasing expenses	(1.6)	(1.7)	(7.1)	(7.5)
	Construction administrative costs (capitalized)	2.5	3.1	9.9	10.0

(6)	Other income (expense):
	Transactions and other, net	(0.3)	(2.3)	(9.2)	(4.7)
	Litigation expenses	(1.0)	(1.0)	(3.2)	(2.2)
	Note receivable reserve	(0.5)	(0.0)	(0.5)	(0.0)
	Debt extinguishment gain/(loss), net	0.6	0.0	0.6	0.3

(7)	Impairment charges:
	Land held for development	0.0	0.0	13.2	0.0
	Undeveloped land	3.5	0.4	5.4	3.0
	Assets marketed for sale	7.6	0.0	10.6	16.0

DDR Corp.

Financial Statements: Footnotes

$ in millions, except per share
Includes discontinued operations		4Q14	4Q13	12M14	12M13

(8)	Discontinued operations:
	Revenues	$3.2	$17.5	$39.5	$81.3
	Expenses	(2.0)	(9.5)	(21.0)	(42.7)
	Impairments	(0.0)	(5.4)	(8.9)	(53.6)
	Depreciation	(1.4)	(6.3)	(16.2)	(27.6)
	Gain on disposition of real estate, net	21.7	4.0	96.0	11.3

	Net income (loss)	21.5	0.3	89.4	(31.3)

(9)	Non-controlling interests:
	FFO attributable to non-controlling interests	0.9	(0.3)	2.8	(1.0)
	Operating FFO attributable to non-controlling interests	(0.1)	(0.3)	(0.8)	(1.0)

(10)	Non-operating items excluded from Operating FFO:
	Non-cash impairment charges – non-depreciable assets	25.0	1.4	49.3	4.0
	Executive separation charges	5.4	0.0	5.6	0.7
	Transaction, litigation, debt extinguishment, other, net	1.8	2.0	13.7	5.4
	Joint ventures – transaction, currency, other	0.9	(0.2)	1.1	(0.9)
	Non-cash gain on sale of non-depreciable real estate, net of non-controlling interests and foreign currency	(1.5)	(0.1)	(6.5)	(0.3)
	Non-cash gain on sale and change in control of interests, net	(0.3)	(18.8)	(4.3)	(19.9)
	Non-cash write-off of preferred share original issuance costs	0.0	0.0	1.9	5.2

		31.3	(15.7)	60.8	(5.8)
(11)	Outstanding per share information:
	Common shares (at quarter end)	360.7	359.2	360.7	359.2
	OP units (at quarter end)	1.4	0.4	1.4	0.4

	Total shares and units (at quarter end)	362.1	359.6	362.1	359.6
	Weighted average shares and units – Basic & Diluted – EPS	359.0	356.9	358.1	326.4
	Weighted average shares and units – Basic – FFO & OFFO	361.9	359.3	360.6	328.9
	Assumed conversion of dilutive securities	0.5	0.4	0.5	0.5

	Weighted average shares and units – Diluted – FFO & OFFO	362.4	359.7	361.1	329.4
	Earnings per common share – Basic & Diluted	$(0.05)	$0.00	$0.25	$(0.14)
	FFO per share – Basic	$0.22	$0.33	$1.00	$1.13
	FFO per share – Diluted	$0.22	$0.33	$1.00	$1.13
	Operating FFO per share – Diluted	$0.31	$0.29	$1.16	$1.11
	Common stock dividends declared, per share	$0.155	$0.135	$0.62	$0.54

(12)	Intangible assets, net (at year end)			389.2	409.6

(13)	Below-market leases, net (at year end)			139.3	123.9

DDR Corp.

Financial Statements: Footnotes

	4Q14	4Q13	12M14	12M13

Additional financial information:

Capital expenditures (DDR share):
Leasing	$8.5	$10.5	$39.0	$40.0
Maintenance – total	5.2	3.2	14.4	8.6
Maintenance PSF of owned GLA – non reimbursable			0.16	0.11

Miscellaneous (DDR share):
Est. value of land owned adjacent to existing centers (at 12/31/14)			23.0
Cost basis of headquarters (non-income producing at 12/31/14)			40.0